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                                                                    EXHIBIT 24.1
                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Frederic W. J. Birner as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K, and any amendments thereto, filed pursuant to Section 13 of the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


By: /s/ James M. Ciccarelli            Date:  March 30, 1998
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    Name:  James M. Ciccarelli
    Title:  Director